UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 28, 2026

Hawkeye Systems, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-56332	83-0799093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7401 Carmel Executive Park Drive, Suite 315 Charlotte, NC	28226
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (800) 576-4953

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

As previously reported, on March 31, 2026, the Board of Directors (the “Board”) of Hawkeye Systems, Inc. (the “Company”) approved the conditional appointment of Martin Sumichrast, Sim Farar, Nathan Bradley Fleisher, and Ralph Olson (collectively, the “14F Directors”), which appointment would become effective ten days after the filing and transmission of an Information Statement on Schedule 14f-1 (the “Schedule 14f-1”) by the Company. The Company filed the Schedule 14f-1 on April 16, 2026 and completed mailing of the Schedule 14f-1 on April 24, 2026. Consequently, the appointment of the 14F Directors became effective, and the 14F Directors joined the Board, as of May 4, 2026.

Mr. Sumichrast, age 59, has served as the Co-Founder and Chief Executive Officer of American Capital Partners, Inc. since January 2025. Mr. Sumichrast has also served as the Manager of Sunshine Advisors, LLC, a private holding company, since January 2023 to December 2024, and served as Manager of SFT1, LLC, a private investment company. Mr. Sumichrast has over 35 years of experience as an entrepreneur and strategic business advisor, having led and operated businesses across multiple industries and international markets. Previously, Mr. Sumichrast co-founded and served as Chairman, Chief Executive Officer, and President of cbdMD, Inc. (NYSE: YCBD) from April 2015 to June 2023. Under his leadership, cbdMD secured over $100 million in equity and debt financings, went public through an initial public offering (IPO) in November 2017, and completed the $135 million acquisition of the cbdMD brand in December 2018. During his tenure, cbdMD achieved a market capitalization of $400 million, was included in the Russell 3000 Index, generated over $250 million in aggregate sales, and employed over 200 individuals while serving more than one million customers. In addition, Mr. Sumichrast was the Co-founder, Chief Executive Officer, and a board member of Adara Acquisition Corp. from its inception through June 2022. Mr. Sumichrast led Adara’s $115 million IPO on the NYSE in February 2022. Adara successfully completed a $600 million acquisition of Alliance Entertainment in June 2023.

From 2013 to 2023, Mr. Sumichrast was the Managing Member of Stone Street Capital, a private equity firm based in Charlotte, North Carolina. He successfully guided the firm through the resolution of financial challenges arising from external fraudulent activity and ensured the return of significant assets to investors. Mr. Sumichrast is co-authoring a book about this life experience entitled Getting Sheared with 13x New York Times Best Selling Author Don Yeager and award-winning investigative journalist Jason Cole. Earlier in his career, Mr. Sumichrast founded and served as Chairman and Chief Executive Officer of Global Capital Partners, Inc. (NASDAQ: GCAP) from 1993 to 2002. He led the firm’s expansion from a startup into a global investment bank with over 500 employees, 27 international offices, and billions in assets under management. Mr. Sumichrast has also served as a Trustee and Chairman of the Nominating and Governance Committees of the Barings Global Short Duration High Yield Fund, Inc. (NYSE: BGH) and the Barings Capital Funds Trust, Inc. from 2012 to 2022. Beyond his business endeavors, Mr. Sumichrast has co-authored two books, Opportunities in Financial Careers and The New Complete Book of Home Buying, published by Dow Jones Irving Books.

The Company believes Mr. Sumichrast is qualified to serve on the Board because of his public company experience as an executive and board member and his extensive background in finance and capital formation.

Mr. Farar, age 79, has been the managing member of JDF Investment Co, LLC, a privately held company specializing in corporate development, financing and merger transactions, since 1997. Mr. Farar served on the board of directors of cbdMD, Inc. (NYSE: YCBD) from 2021 to 2022 and previously served on the advisory boards of Verb Technology Company, Inc. (NASDAQ: VERB) and BioSig Technologies, Inc. (NASDAQ: BSGM). Since 2017, he has served on the U.S. Advisory Commission on Public Diplomacy (USACPD) and currently serves as its Chairman. In 2002, Los Angeles Mayor James Hahn appointed Mr. Farar to serve as a commissioner for the $12 billion Los Angeles Fire and Police Pension’s Trustee Fund. In 2001, he was appointed to the Woodrow Wilson Council, the private sector advisory board of the Woodrow Wilson International Center for Scholars in Washington, D.C. In 1999, he was appointed by President Clinton and confirmed by the U.S. Senate to serve as the United States Representative to the 54th General Assembly at the United Nations in New York City.

The Company believes Mr. Farar is qualified to serve on the Board because of his experience in finance, mergers and acquisitions and his public company governance background.

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Mr. Olson, age 68, has served as the Co-Founder and President of American Capital Partners, Inc. since 2024. With over 35 years of experience in investment banking, structured finance, and strategic advisory, Mr. Olson has raised over $400 million for public and private companies. He has spearheaded financing and public market transitions for companies such as the House of Taylor, Inc. and China Fire & Safety, Inc., securing capital from institutional and private investors while managing broker-dealer relationships for secondary offerings. Mr. Olson is also the Chief Executive Officer of Ralph Olson LLC and has advised companies as a consultant since June 2017. Previously, Mr. Olson was the Senior Vice President at Global Capital Securities, Inc. from 1998 to 2002, where he led the firm’s expansion following a merger with Cohig & Associates, a Denver, Colorado based full-service investment banking and retail brokerage firm. During his tenure, he managed sales teams across 20 U.S. offices and 11 European locations, strengthening the firm’s position in investment banking. Prior to that, he served as Partner, Head of Sales, and Senior Vice President at Cohig & Associates from 1987 to 2002, where he played a key role in structuring and executing over $2 billion in public and private capital raises, including more than 80 public offerings. In addition to his extensive experience in finance and capital markets, Mr. Olson has served on multiple corporate boards, including Money Zone, Inc. from 1998 to 2002, and the Colorado Horse Park Board and served on its audit committee from 2009 to 2016.

The Company believes Mr. Olson is qualified to serve on the Board because of his experience in finance, public company governance as an executive and board member, and mergers and acquisitions.

Mr. Fleisher, age 60, previously served as the President of Driver on Demand LLC, from 2021 to 2026, serving over 45 major metropolitan areas in the United States and bringing years of executive experience. Mr. Fleisher previously also served as Chief Revenue Officer and Chief Operating Officer at Driver on Demand LLC, from 2019 to 2021 and 2018 to 2019 respectively. Beyond his role as an executive, Mr. Fleisher holds a juris doctorate degree from the University of Florida and has worked as a practicing attorney, and served as in-house counsel at RedCap Technologies, a software provider in the automotive industry, from 2016 to 2018. In addition, Mr. Fleisher also served on multiple corporate boards, including Boys Town from 2023 to 2025 and Exit Planning Exchange from 2010 to 2013.

The Company believes Mr. Fleisher is qualified to serve on the Board because of his legal and executive experience. He has extensive experience in different executive roles, including those of being on other boards of directors.

As previously disclosed, on April 1, 2026, the Company, Steve Hall (“Hall”), and Hawkeye Holdco LLC (“HH”) entered into an Investor Rights Agreement (the “Investor Rights Agreement”), pursuant to which, among other things, the Company agreed to increase the size of the Board from one to five members, to appoint the 14F Directors to the Board, and to nominate and recommend such designees for election to the Board at future meetings of the Company’s stockholders.

Except for the Investor Rights Agreement, there are no arrangements or understandings between any of the 14F Directors and any other persons pursuant to which the 14F Directors were appointed as members of the Board. Except for the transactions previously reported under Item 1.01 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2026, there are no transactions involving any of the 14F Directors requiring disclosure under Item 404(a) of Regulation S-K.

On April 29, 2024, a final judgment was entered in the matter in Securities and Exchange Commission v. Martin Sumichrast, by the United States District Court for the Western District of North Carolina, Charlotte Division, pursuant to which Mr. Sumichrast, without admitting or denying the allegations against him, was permanently restrained and enjoined from violating Sections 206(2) and 206(3) of the Investment Advisers Act of 1940 (the “Advisers Act”) by, if acting as an investment adviser within the meaning of Section 202(a)(11) of the Advisers Act, directly or indirectly, by use of the mails or instrumentality of interstate commerce: (a) engaging in transactions, practices or courses of business which operate as a fraud or deceit upon a client or prospective client, or (b) while acting as a principal for his own account, knowingly selling securities to, and/or purchasing securities from, a client without first disclosing to such client in writing before the completion of such transaction the capacity in which he is acting and obtaining the consent of the client to such transaction. In addition, Mr. Sumichrast agreed to pay total disgorgement of profits, prejudgment interest and penalties of $350,000.

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Item 7.01. Regulation FD Disclosure.

The Company endeavors to become a leading private equity and corporate advisory firm, conducting merchant banking services in crypto and other frontier verticals in financial services and technology.

The Company intends to raise capital to invest in and potentially acquire controlling interest in companies that fit the Company’s investment criteria.

Item 8.01. Other Events.

On April 28, 2026, the Company was notified by OTC Markets Group, Inc. (the “OTC Markets Group”) that, in connection with the Company’s recent change in control, as disclosed in its Form 8-K dated as of April 6, 2026, the Company will be moved from the OTCQB Venture Market to the OTC Pink Limited Market.

Effective April 29, 2026, the Company commenced trading on the OTC Limited Market. The Company has applied to have its common stock quoted on the OTCID Basic Market (the “OTCID”) operated by the OTC Markets Group, which application has been approved.

Forward Looking-Statements

This Current Report on Form 8-K contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts and can generally be identified by the use of future dates or words such as “assumes,” “may,” “should,” “could,” “will,” “expects,” “expected,” “seeks to,” “anticipates,” “plans,” “believes,” “estimates,” “foresee,” “intends,” “guidance,” “predicts,” “projects,” “projecting,” “potential,” “targeting,” “will likely result,” or “continue,” or the negative of such terms and other comparable terminology. These forward-looking statements involve a number of risks and uncertainties, some of which are beyond the Company’s control. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, risks, and uncertainties discussed in the Company’s SEC filings and reports. New risks and uncertainties arise from time to time, and it is impossible for the Company to predict these events or how they may affect the Company. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise, except as may be required by law.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAWKEYE SYSTEMS, INC.

Date: May 4, 2026	By:	/s/ David Wachsman
	Name:	David Wachsman
	Title:	President

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